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                                                                    EXHIBIT 10.2



                                    RPM, INC.
                          2628 PEARL ROAD, P.O. BOX 777
                               MEDINA, OHIO 44258


                                October 14, 2002


Mr. James A. Karman
RPM, Inc.
P.O. Box 777
Medina, Ohio 44258


                   RE: AMENDMENT TO EMPLOYMENT AGREEMENT AND CONSULTING AGREEMENT AND ASSUMPTION BY RPM INTERNATIONAL INC., A DELAWARE CORPORATION ("NEW PARENT")

Dear Jim:


        The purpose of this letter (the "Amendment") is to amend your existing Amended and Restated Employment Agreement, dated as of February 1, 2001 (the "Employment Agreement"), with RPM, Inc., an Ohio corporation (the "Company"), and your existing letter agreement, dated as of April 12, 2002, with the Company relating to succession and post-retirement consulting (the "Consulting Agreement"), and to provide for the assumption of the Employment Agreement and Consulting Agreement by New Parent.

        BACKGROUND. As you know, the Company will be reincorporating in Delaware pursuant to an Agreement and Plan of Merger, dated as of August 29, 2002, among the Company, New Parent and RPM Merger Company, an Ohio corporation (the "Merger Subsidiary"), pursuant to which, effective as of 9:00 a.m. Eastern Time on October 15, 2002 (the "Effective Time"), (i) the Merger Subsidiary will merge with and into the Company, (ii) each common share, without par value, of the Company issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $.01 per share, of New Parent, and (iii) New Parent will become the ultimate parent company of the Company and of all of the Company's direct and indirect subsidiaries existing as of immediately prior to the Effective Time (the "Reincorporation"). As part of such Reincorporation, the Company will be assigning, and New Parent will be assuming, certain contracts, rights, obligations and responsibilities of the Company existing immediately prior to the Effective Time, including the Employment Agreement and Consulting Agreement, as amended by this Amendment.

        In addition, immediately following the Effective Time, the Company and New Parent will enter into a Reorganization Agreement, pursuant to which the Company will





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transfer the stock ownership of certain of its subsidiary operating companies to
New Parent and New Parent, in turn, will transfer the stock ownership of certain of these operating companies to intermediate holding companies that are subsidiaries of New Parent, and will retain the stock ownership of certain other of these operating companies.

        AMENDMENTS AND CHANGES TO EMPLOYMENT AGREEMENT. The following amendments and changes are hereby made to the Employment Agreement, each of which shall become effective as of the date hereof:

        (1) Successors; Novation. Section 8 of the Employment Agreement is hereby amended by adding the following at the end thereof:

        "As used in this Agreement (including Schedule A attached hereto), from and after 9:00 a.m. Eastern Time on October 15, 2002 (the "Effective Time"), (a) the term "Company" shall be deemed to mean RPM International Inc., a Delaware corporation ("New Parent"), and shall no longer mean RPM, Inc., an Ohio corporation, and (b) each reference to "RPM, Inc." (other than references to "RPM, Inc., an Ohio corporation") shall be changed to and mean "RPM International Inc." Executive, RPM, Inc., an Ohio corporation, and New Parent expressly agree that from and after the Effective Time, (x) New Parent shall be substituted as the "Company" under this Agreement and shall be entitled to all rights and interests of the Company under this Agreement as if New Parent were the original party to this Agreement, (y) New Parent shall assume and perform all the duties and obligations of the Company under this Agreement as if New Parent were the original party to this Agreement, and (z) RPM, Inc., an Ohio corporation, shall be released from all duties and obligations and have no further rights, duties or obligations under this Agreement, and the parties to this Agreement shall consist solely of Executive and New Parent, but this Agreement shall otherwise continue in full force and effect without modification as a result thereof."

        (2) Definition of Change in Control. The definition of "Change in Control" in Schedule A to the Employment Agreement is hereby amended by adding the following new paragraph at the end thereof:

        "Notwithstanding the foregoing definition or anything contained in this Agreement, a "Change in Control" shall not be deemed to have occurred as a result of (i) RPM, Inc., an Ohio corporation, or New Parent entering into the Merger Agreement or the Reorganization Agreement or (ii) the consummation by RPM, Inc., an Ohio corporation, or New Parent of any of the transactions contemplated by the Merger Agreement or the Reorganization Agreement. As used herein, "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 29, 2002, among RPM, Inc., an Ohio corporation, New Parent, and RPM Merger Company, an Ohio corporation and wholly-owned subsidiary of New




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        Parent, and "Reorganization Agreement" shall mean the Reorganization
        Agreement, dated as of October 15, 2002, by and between RPM, Inc., an Ohio corporation, and New Parent."

        (3)    Other Amendments.

        (a) Subsection 7(b) of the Employment Agreement is hereby amended by deleting all the text in the first sentence of such Subsection from the phrase "(ii) if PricewaterhouseCoopers (or its successor) is serving" until the end of such sentence and replacing such deleted text with the following:

        "(ii) if PricewaterhouseCoopers (or its successor) is serving as accountant or auditor for the individual, entity or group effecting a Change in Control, or cannot (because of limitations under applicable law or otherwise) make the determinations required to be made under this
        Section 7, then by another nationally recognized accounting firm selected by Executive and reasonably acceptable to the Company (which accounting firm shall then be the "Accounting Firm" hereunder)."

        (b) The following sentence is hereby added at the end of Section 20 of the Employment Agreement:

        "Notwithstanding the foregoing, this Section 20 shall not apply at any time unless a Change in Control has occurred."

        (c) The definition of "Average Incentive Compensation" appearing in Schedule A to the Employment Agreement is hereby amended by deleting the phrase "salary reduction arrangement" appearing in such definition and replacing such deleted phrase with the phrase "compensation reduction arrangement".

        (d) The definition of "Deferred Compensation Plan" appearing in Schedule A to the Employment Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

        ""Deferred Compensation Plan" means the RPM International Inc. Deferred Compensation Plan, as amended from time to time, in which executive officers of the Company are eligible to participate and any such successor plan or arrangement."

        (e) The definition of "Earned Incentive Compensation" appearing in Schedule A to the Employment Agreement is hereby amended by adding the following immediately before the semicolon appearing at the end of paragraph (a) of such definition:

        ". For purposes of this paragraph (a), any Incentive Compensation deferred by Executive pursuant to any qualified or non-qualified





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        compensation reduction arrangement maintained by the Company, including, without limitation, the Deferred Compensation Plan, shall be deemed to have been paid on the date of deferral"

        (f) The definition of "Release and Waiver of Claims" appearing in Schedule A to the Employment Agreement is hereby amended by deleting the phase "Articles of Incorporation, Code of Regulations or by statute" appearing in such definition and replacing such deleted phrase with the phrase "Certificate of Incorporation or By-laws (or comparable charter document) or by statute".

        (g) The definition of "Restricted Stock Plan" appearing in Schedule A to the Employment Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

        ""Restricted Stock Plan" means the RPM International Inc. 1997 Restricted Stock Plan and any successor plan or arrangement thereto, but shall not be deemed to mean or include the RPM International Inc. 2002 Performance Accelerated Restricted Stock Plan."

        AMENDMENTS AND CHANGES TO CONSULTING AGREEMENT. The following amendments and changes are hereby made to the Consulting Agreement, each of which shall become effective as of the date hereof:

        (1) The Consulting Agreement is hereby amended by adding the following at the end of Clause 1) of the first paragraph of the Consulting Agreement:

        "You acknowledge and agree that after you step down as Vice Chairman you will cease to be an executive officer of RPM and you will not be expected to have or perform any policy making functions for RPM after that time or at any time while serving as a consultant."

        (2) The Consulting Agreement is hereby amended by adding the following new Section 3 immediately before the final paragraph of the Consulting
Agreement:

    "3. Successors; Novation - As used in this letter agreement, from and after 9:00 a.m. Eastern Time on October 15, 2002 (the "Effective Time"), the terms "Company" and "RPM" will mean RPM International Inc., a Delaware corporation ("New Parent"), and will no longer mean RPM, Inc., an Ohio corporation. You, RPM, Inc. and New Parent expressly agree that from and after the Effective Time, (x) New Parent will be substituted as "RPM" and the "Company" under this agreement and will be entitled to all rights and interests of RPM and the Company under this agreement as if New Parent were the original party to this agreement, (y) New Parent will assume and perform all the duties and obligations of





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        RPM and the Company under this agreement as if New Parent were the original party to this agreement, and (z) RPM, Inc. will be released from all duties and obligations and have no further rights, duties or obligations under this agreement, and the parties to this agreement will consist solely of you and New Parent, but this agreement will otherwise continue in full force and effect without modification as a result thereof."

        GENERAL. Except as expressly provided herein, the Employment Agreement and Consulting Agreement shall remain in full force and effect and be unaffected hereby. This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings with respect to such subject matter. This Amendment shall be governed by the laws of the State of Ohio, without giving effect to the conflict of law principles of such State. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

        Please acknowledge your acceptance of this Amendment and the assumption of the Employment Agreement and Consulting Agreement by New Parent on the terms set forth herein by signing below.

                                Very truly yours,

                                RPM, INC., AN OHIO CORPORATION


                                       By:/s/  P. KELLY TOMPKINS
                                          ------------------------------
                                          P. Kelly Tompkins, Secretary


Agreed and accepted as of this 14th day of October, 2002 by Executive.

EXECUTIVE

/s/ JAMES A. KARMAN
-----------------------
James A. Karman





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New Parent agrees to all of the terms and conditions of this Amendment and agrees to assume and perform the Employment Agreement and Consulting Agreement on the terms and conditions set forth herein, all effective as of the Effective Time.

RPM INTERNATIONAL INC.


        By: /s/ RONALD A. RICE
           ------------------------------
           Ronald A. Rice,
           Senior Vice President - Administration





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